                                                                     EXHIBIT 4.2

                                SHOLODGE, INC.

                       ARTICLES OF AMENDMENT TO CHARTER

                  Pursuant to the provisions of Sections 48-16-102 and 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following articles of amendment to its charter:

                  1.       The name of the Corporation is ShoLodge, Inc.

                  2. The charter is amended to add a new Section (a)(iv) of Article 6 as follows:

                           (iv) A series of Preferred Stock shall be and hereby
                  is designated as "Series A Subordinated Preferred Stock" (hereinafter referred to as "Series A Subordinated Preferred Stock"), shall consist of 100,000 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law, the following characteristics, rights and preferences:

                           1. Dividends. (a) Subject to the rights of the
                  holders of any shares of any class or series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Subordinated Preferred Stock with respect to dividends, the holders of shares of Series A Subordinated Preferred Stock, in preference to the holders of the Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last days of each fiscal quarter of the Company in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Subordinated Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Subordinated Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (b) The Corporation shall declare a dividend
                  or distribution on the Series A Subordinated Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Subordinated Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                    (c) Dividends shall begin to accrue and be
                  cumulative on outstanding shares of Series A Subordinated Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Subordinated Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Subordinated Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Subordinated Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

                           2. Voting Rights. The holders of shares of Series A Subordinated Preferred Stock shall have the following voting rights:

                                    (a) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Subordinated Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (b) Except as otherwise provided herein, in
                  any other Charter Amendment creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Subordinated Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                                    (c) Except as set forth herein, or as
                  otherwise provided by law, holders of Series A Subordinated Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                           3.       Certain Restrictions. (a) Whenever
                  quarterly dividends or other dividends or distributions payable on the Series A Subordinated Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Subordinated Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i)   declare or pay dividends, or make any
                           other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock;

                                    (ii)  declare or pay any dividends, or make
                           any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Subordinated Preferred Stock except dividends paid ratably on the Series A Subordinated Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Subordinated Preferred Stock; or

                                    (iv)  redeem or purchase or otherwise
                           acquire for consideration any shares of Series A Subordinated Preferred Stock, or any shares of stock ranking on a parity with the Series A Subordinated Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders, of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (b) The Corporation shall not permit any
                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (a) of this
                  Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                           4. Reacquired Shares. Any shares of Series A Subordinated Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Subordinated Preferred Stock and may be reissued as part of a new series of Subordinated Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any amendment thereto creating a series of Subordinated Preferred Stock or any similar stock or as otherwise required by law.

                           5.       Liquidation. Upon any liquidation,
                  dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock, unless prior thereto the holders of shares of Series A Subordinated Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Subordinated Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Subordinated Preferred Stock, except distributions made ratably on the Series A Subordinated Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Subordinated Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Subordinated Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           7. No Redemption or Conversion. The shares of Series A Subordinated Preferred Stock shall not be redeemable or convertible.

                  3. The amendment was duly adopted by the Board of Directors of the corporation at a meeting held on June 20, 1997. Shareholder action was not required.

                  4. This amendment is to be effective upon filing of these articles by the Secretary of State of the State of Tennessee.

Dated: June 27, 1997

                                  SHOLODGE, INC.

                                  By:/s/ Michael A. Corbett
                                     -------------------------
                                         Michael A. Corbett
                                  Its: Chief Financial Officer